STRADLEY RONON STEVENS & YOUNG, LLP

                                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120



                                October 22, 2002

Templeton Developing Markets Trust
500 East Broward Boulevard, Suite 2100
Fort Lauderdale, Florida  33394-3091

     RE: REORGANIZATION OF TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.
         INTO TEMPLETON DEVELOPING MARKETS TRUST - SECURITIES OPINION

Ladies and Gentlemen:

     Reference is made to an opinion dated September 26, 2002 delivered to Templeton Vietnam and Southeast Asia Fund, Inc. by Stradley, Ronon, Stevens & Young, LLP (the "Opinion"), counsel to Templeton Developing Markets Trust (the "Trust"), in connection with the above-referenced reorganization (the "Reorganization"). A copy of the Opinion is attached to this letter. We hereby consent to the use of the Opinion as an exhibit to Post-Effective Amendment No. 1 to the Form N-14 Registration Statement of the Trust (File No. 333-90162) under the Securities Act of 1933, as amended (the "Act"), and any further amendments to the Registration Statement, covering the registration under the Act of the shares of beneficial interest of the Trust that were issued in the Reorganization (the "Shares"). We further consent to reference in the Form N-14 Registration Statement of the Trust to the fact that the Opinion concerning the legality of the issuance of the Shares has been rendered by us.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP



                                       By /s/BRUCE G. LETO
                                         -------------------------------
                                          Bruce G. Leto, a Partner

MRS/vmm
Enclosure

                                             STRADLEY RONON STEVENS & YOUNG, LLP

                                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120


                               September 26, 2002

Templeton Vietnam and Southeast Asia Fund, Inc.
500 East Broward Boulevard, Suite 2100
Fort Lauderdale, Florida  33394-3091

     RE: REORGANIZATION OF TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.
         INTO TEMPLETON DEVELOPING MARKETS TRUST

Ladies and Gentlemen:

     We have acted as counsel to Templeton Vietnam and Southeast Asia Fund, Inc., a Maryland corporation ("TVF"), and Templeton Developing Markets Trust, a Massachusetts business trust ("TDMT"), in connection with the Agreement and Plan of Acquisition by and between TVF and TDMT, dated as of March 19, 2002 (the "Plan"). The Plan provides for a transaction ("Reorganization") involving the acquisition by TDMT of substantially all of the assets of TVF, in exchange solely for shares of beneficial interest, par value $0.01 per share, of the Advisor Class shares of TDMT ("TDMT Trust Shares") to be distributed pro rata to TVF's shareholders, subject to the terms and conditions specified in the Plan, followed by the liquidation and dissolution of TVF. This opinion is provided in accordance with Section 8(h) of the Plan.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     A. The Plan as executed, certified as true and correct on the date hereof by an officer of TDMT;

     B. The By-Laws ("By-Laws") of TDMT, certified as true and correct on the date hereof by an officer of TDMT;

     C. A certified copy of the Amended and Restated Declaration of Trust of TDMT ("Declaration of Trust"), which was filed with the secretary of The Commonwealth of Massachusetts (the "Secretary of the Commonwealth");

     D. Certain minutes of proceedings of the Board of Trustees of TDMT, including resolutions adopted by such Board in meetings of such Board, certified as true and correct on the date hereof by an officer of TDMT;

     E. The Proxy Statement circulated in connection with the Special Meeting of Shareholders of TVF, held on August 27, 2002, together with the Notice of Special Meeting of Shareholders of TVF relating thereto;

     F. TDMT's currently effective registration statement on Form N-1A, which is on file with the U.S. Securities and Exchange Commission (the "SEC");

     G. TDMT's registration statement on Form N-14 filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), relating to TDMT Trust Shares issuable under the Plan (the "TDMT N-14 Registration Statement"); and

     H. A certificate of good standing of TDMT issued by the Secretary of the Commonwealth as of a recent date, which has been confirmed in writing by CT Corporation on the date hereof.

     We have assumed, and therefore have not verified independently, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We are relying on certificates of the officers of TDMT with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of TDMT. Other than our review of the documents set forth above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion. We make no representations as to the scope or sufficiency of our document review for your purposes.

     We have assumed that (i) the execution, delivery and performance of the Plan by TVF does not and will not conflict with, result in a breach of or constitute a default or require any consent under, any agreement, indenture or instrument to which TVF is a party or by which TVF is bound, (ii) the execution, delivery and performance of the Plan by each of the parties thereto does not and will not violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its respective property, and (iii) no action other than the authorization, execution and delivery of the Plan, the authorization and approval of the Reorganization and the closing of the Reorganization pursuant thereto, has been taken to dissolve or terminate TVF or TDMT.

     The opinions hereinafter expressed are subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter in effect affecting generally the enforcement of creditors' rights and to general equitable principles or any principles of public policy limiting the right to enforce indemnification provisions. In connection with the opinions expressed in paragraph (7) below with respect to the legality, validity and binding nature of the Plan, we express no opinion as to the remedies conferred upon any party by the Plan or the remedy that any court, other governmental body or agency, or arbitrator may grant, impose, or render.

     The following opinions are limited to the Federal securities laws of the United States of America and the laws of The Commonwealth of Massachusetts. The following opinions are given only with respect to laws, regulations or orders that are currently in effect.

     Based upon and subject to the foregoing and the following, it is our opinion that as of the date hereof:

     (1) TDMT is a business trust formed under the laws of The Commonwealth of Massachusetts on August 9, 1991, and is a validly existing business trust and in good standing under the laws of The Commonwealth of Massachusetts;

     (2) TDMT is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, which are divided into five classes of shares, of which TDMT Trust Shares is one, and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to TDMT Trust Shares; and assuming that the initial TDMT Trust Shares were issued in accordance in all material respects with the Investment Company Act of 1940, as amended (the "1940 Act"), and the Declaration of Trust and By-Laws, and that all other outstanding shares of TDMT were sold, issued and paid for in
         accordance  in  all  material   respects  with  the  terms  of  TDMT's
         prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights in accordance with the terms of the Declaration of Trust and By-Laws;

     (3) TDMT is an open-end, diversified investment company of the management type registered as such under the 1940 Act;

     (4) Except as disclosed in TDMT's currently effective prospectus, we do not
         know  of  any  material  suit,   action  or  legal  or  administrative
         proceeding pending or threatened against TDMT, the unfavorable outcome of which would materially and adversely affect TDMT;

     (5) TDMT Trust Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan, will have been validly issued and fully paid and will be non-assessable by TDMT;

     (6) All trust actions required to be taken by TDMT to authorize the Plan and to effect the Reorganization contemplated in the Plan have been duly authorized by all necessary action on the part of TDMT;

     (7) The execution, delivery or performance of the Plan by TDMT will not violate any provision of its Declaration of Trust or By-Laws, or the provisions of any agreement or other instrument known to us to which TDMT is a party or by which TDMT is otherwise bound; the Plan is the legal, valid and binding obligation of TDMT and is enforceable against TDMT in accordance with its terms; and

     (8) The TDMT N-14 Registration Statement has been declared or, by operation of rule, has become effective under the 1933 Act, and, to our best
         knowledge,   no  stop  order  suspending  the  effectiveness  of  such
         registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to our attention that causes us to believe that, at the time the TDMT N-14 Registration Statement became effective, or at the Closing (as that term is defined in the Plan), such registration statement (except for the financial statements and other financial and statistical data included therein, as to which we do not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and we know of no legal or government proceedings required to be described in the TDMT N-14 Registration Statement, or of any contract or document of a character required to be described in the TDMT N-14 Registration Statement that is not described as required.

     We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur whether the same are retroactively or prospectively applied. This opinion is being provided to you, TVF, only and may not be published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm.


                                     Very truly yours,

                                     STRADLEY, RONON, STEVENS & YOUNG, LLP


                                     By:/s/BRUCE G. LETO
                                       --------------------------------
                                       Bruce G. Leto, a Partner